UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2018

JAGGED PEAK ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37995	81-3943703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Lawrence St., Suite 1800

Denver, Colorado 80202

(720) 215-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02                   Results of Operations and Financial Condition.

On April 23, 2018, in connection with the Notes Offering (as defined below), Jagged Peak Energy Inc. (the “Company”) provided the preliminary results of operations set forth below in the disclosures provided to investors:

Preliminary financial and operating results for the three months ended March 31, 2018

As of the date of the offering memorandum, we have not finalized our operational results nor completed our quarter-end closing for the three-month period ended March 31, 2018, and our auditors have not reviewed financial information for such quarter. The preliminary estimates presented below are derived from our internal records and are based on the most current information available to management. During the course of our review process of these preliminary estimates, we could identify items that would require us to make adjustments that could affect the final results. Any such adjustments could be material. Based on our preliminary expectations, we estimate the following ranges for the three-month period ended March 31, 2018:

	Three Months Ended March 31, 2018
	Low	High
Production Data
Oil (MBbls)	1,947	1,967
Natural gas (MMcf)	1,645	1,666
NGLs (MBbls)	236	239
Combined volumes (MBoe)	2,458	2,484
Daily combined volumes (Boe/d)	27,311	27,600

Average Sales Prices after the effects of realized hedges(1)
Oil (per Bbl)	$53.25	$53.80
Natural gas (per Mcf)	$2.25	$2.30
NGLs (per Bbl)	$29.25	$29.90
Combined (per Boe)	$46.49	$47.01

Operating expenses (in thousands)
Lease operating expenses(2)	9,670	9,770
Gathering and transportation expenses	2,475	2,530
Production and ad valorem taxes	7,595	7,750
Cash general and administrative expenses(3)	10,560	10,665

(1)   The average sales prices after the effects of realized hedges are net of $15.4 million of oil derivative settlements paid by the Company.

(2)   Lease operating expenses incurred during the three-month period ended March 31, 2018 were greater than expected largely due to approximately $1.0 million of unplanned workover expenses.

(3)   General and administrative expenses incurred during the three-month period ended March 31, 2018 include an estimated approximately $2.8 million for severance and other non-recurring expenses and exclude equity-based compensation of approximately $75.7 million, including approximately $71.3 million related to incentive unit awards as described in Note 6 to the financial statements included in the Form 10-K.

In addition, we estimate that we have incurred capital expenditures of between $217.8 and $219.0 million during the three-month period ended March 31, 2018, including drilling and completion costs of between $206.6 and $208.6 million. Capital expenditures during the three-month period ended March 31, 2018 related to relatively high activity levels during the quarter relative to anticipated activity levels for the remainder of year ending December 31, 2018. We spud 12 and completed 11 operated wells during the three-month period ended March 31, 2018.  In addition, capital expenditures for the three-month period ended March 31, 2018 included completion costs for six wells for which over 70% of the completion stages were completed as of March 31, 2018. All six of these wells have been completed and are on production as of the date of the offering memorandum.

2018 Capital Program and Operational Guidance

As of the date of this report, the Company is reaffirming the following previously provided guidance for its full year 2018 activities:

•                  Total capital expenditures, excluding leasehold, of $560 to $615 million

•                  $540 to $590 million budgeted for drilling and completion costs

•                  $20 to $25 million for water infrastructure costs, excluding any potential additions to surface acreage

•                  Total net production of 28,000 to 31,000 Boe/d, representing an increase of more than 70% compared to 2017 average production

•                  Net oil production will represent 77% to 81% of total net production

•                  Lease operating expense of $3.25 to $4.00 per Boe

•                  Production and ad valorem taxes at 6.5% to 7.5% of unhedged production revenue

•                  Cash general and administrative expense of $44 to $46 million

This forward-looking guidance represents management’s estimates as of the date of this report and is based upon management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including current planned capital expenditures, drilling activity, commodity prices and well results, as well as current expected unit costs for 2018.

This forward-looking guidance involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and NGL prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; impact of environmental events, governmental and other third-party responses to such events and the Company’s ability to adequately insure against such events; and other such matters discussed in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of the Company’s 2017 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01                   Regulation FD Disclosure.

On April 23, 2018, Jagged Peak Energy LLC (“JPE LLC”), a wholly owned subsidiary of the Company, issued a news release announcing that, subject to market and other conditions, JPE LLC intends to commence a private offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “Notes Offering”). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The disclosure contained in Item 2.02 is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01                   Other Events.

In connection with the Notes Offering, JPE LLC provided the additional operational numbers, recent developments, risk factors, updated cash and cash equivalents balance and revolving credit facility balance set forth below in the disclosures provided to investors:

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As of March 31, 2018, we operated approximately 97% of our net acreage and approximately 50% was held by production or operations. The following table summarizes our approximate acreage by project area as of March 31, 2018:

	Acreage
Project Area:	Gross	Net
Cochise	13,300	12,900
Whiskey River	41,600	35,800
Big Tex	33,100	29,000
Total	88,000	77,700

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As of March 31, 2018, we had approximately 4,500 net surface acres.

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Recent developments

In March 2018, we entered into an amendment to our revolving credit facility which extended the maturity date of our revolving credit facility to March 2023, increased the aggregate commitment to $1.5 billion, increased the borrowing base to $540.0 million, set the aggregate elected commitments at $540.0 million, increased the hedging limits, and lowered the pricing grid.  In addition, in April 2018, the lenders under the revolving credit facility agreed to waive a provision that would require a borrowing base reduction in connection with this offering (the “Credit Agreement Waiver”), and we voluntarily reduced our aggregate elected commitments under our revolving credit facility to $475.0 million upon the closing of this offering.  Upon the closing of the Notes Offering, our borrowing base will be $540.0 million and our aggregate elected commitments will be $475.0 million under our revolving credit facility.

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The credit risk of financial institutions could adversely affect us.

We have entered into transactions with counterparties in the financial services industry, including commercial banks, investment banks, insurance companies and other institutions. These transactions expose us to credit risk in the event of default of our counterparty. Deterioration in the credit markets may impact the credit ratings of our current and potential counterparties and affect their ability to fulfill their existing obligations to us and their willingness to enter into future transactions with us. We have exposure to financial institutions in the form of derivative transactions in connection with our hedges and insurance companies in the form of claims under our policies. In addition, if any lender under our revolving credit facility is unable to fund its commitment, our liquidity will be reduced by an amount up to the aggregate amount of such lender’s commitment under the credit agreement.

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Our ability to obtain financing may be limited in the future by, among other things, increases in interest rates.

We require continued access to capital and our business and operating results can be harmed by factors such as the availability, terms of and cost of capital, increases in interest rates or a reduction in credit rating. We expect to use our revolving credit facility to finance a portion of our future growth, and these changes could cause our cost of doing business to increase, limit our ability to pursue acquisition opportunities, reduce cash flow used for drilling and place us at a competitive disadvantage. Volatility in the global financial markets may lead to a contraction in credit availability impacting our ability to finance our operations. Although interest rates are low by historical standards, they have recently increased and a continued increase in interest rates could increase our interest expense and materially adversely affect our financial condition. A significant reduction in cash flow from operations or the availability of credit could materially and adversely affect our ability to achieve our planned growth and operating results.

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Our actual operating results could differ materially from the guidance included in the offering memorandum.

We have included in the offering memorandum certain forecasted production results. This forward-looking guidance represents our management’s estimates as of the date of the offering memorandum and is based upon our current planned capital expenditures, drilling activity, commodity prices and well results. Achieving these production estimates and maintaining the required drilling activity to achieve these estimates will depend on the availability of capital, regulatory approvals, commodity prices, drilling and completion costs, actual drilling results and other factors. These estimates are also subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the offering memorandum and in our Annual Report on Form 10-K, which is incorporated in the offering memorandum by reference. To the extent any of these factors changes adversely, we may not be able to achieve these production results. Many of these risks and uncertainties are beyond our control, such as declines in commodity prices and the speculative nature of estimating oil, natural gas and NGLs reserves and in projecting future rates of production. If any of these risks and uncertainties actually occur or the assumptions underlying our guidance are incorrect, our actual operating results may be materially and adversely different from our guidance. In addition, investors should also recognize that the reliability of any guidance diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put our guidance in context and not to place undue reliance upon it.

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As of April 13, 2018, we had approximately $6.8 million in cash and cash equivalents.

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As of April 13, 2018, we had approximately $320.0 million in borrowings outstanding under our revolving credit facility, with a weighted average interest rate of 3.87%.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	News release issued April 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK ENERGY INC.

Date: April 23, 2018	By:	/s/ Christopher I. Humber
	Name:	Christopher I. Humber
	Title:	Executive Vice President, General Counsel & Secretary